Exhibit 10.05

TALLY HO VENTURES, INC.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”) is made as of March 26, 2007, by and between Tally Ho Ventures, Inc., a Delaware corporation (the “Company”), and the purchasers who execute the Purchaser Signature Page hereto (the “Purchaser”) as listed on Schedule A hereto.

RECITALS

A. The Company desires to obtain funds from each Purchaser in order provide working capital, to and further the operations of the Company.

B. In order to obtain such funds, the Company is offering up to 459,982 shares (the “Shares”) of common stock, $0.001 per share par value (the “Common Stock”) at a purchase price of $1.087 per Share, on the terms and subject to the conditions set forth herein, for an aggregate offering price of $500,000. The Shares are sometimes referred to herein as the “Securities”. The Shares are provided certain demand registration rights as set forth in the Registration Rights Agreement (the “Registration Rights Agreement”) in the form annexed hereto as Exhibit A.

C. Prior to the Closing, all funds are in Escrow with counsel for the Placement Agent and, upon execution hereof by the Company and all of the Purchasers, such funds shall be released to the Company and the Placement Agent and their professionals and designees in accordance with the terms hereof.

AGREEMENT

It is agreed as follows:

1. PURCHASE AND SALE OF SHARES.

1.1 Purchase and Sale.  In reliance upon the representations and warranties of the Company and each Purchaser contained herein and subject to the terms and conditions set forth herein, at Closing, each Purchaser shall purchase, and the Company shall sell and issue to each Purchaser, the number of Shares set forth on the signature page annexed to the end of this Agreement as executed by such Purchaser (the “Purchaser Signature Page”) and which amount is as set forth on Schedule A hereto, issued in such Purchaser’s name, at a purchase price of $1.087 per Share (the “Purchase Price”).

2. CLOSING.

2.1 Date and Time.  The sale of Shares will take place in one closing (“Closing”), subject to the satisfaction of all the parties hereto of their obligations herein.  The Purchasers shall submit an executed copy of this Agreement to the Placement Agent along with the Purchase Price.  Once a minimum of at least $500,000 of subscriptions acceptable to the Company have been provided in escrow from the Purchasers or their designees, along with funds therefore, the Closing of the sale of Shares contemplated by this Agreement shall take place. The Closing shall take place at the offices of the Company or at such other place as the Company and the Placement Agent (as hereinafter defined) and such Purchaser shall agree in writing, on or before March 26, 2007, unless otherwise extended by the Company and Placement Agent (the “Final Closing Date”).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to each Purchaser to enter into this Agreement and to purchase the Shares, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

3.1 Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and asproposed to be conducted.  The Company and its subsidiaries have all government and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such license, permits and authorizations.

3.2 Capitalization.  The Company is authorized to issue 75,000,000 shares of Common Stock of which, as of the date immediately prior to Closing, 22,562,416 shares were issued and outstanding, and 0 shares of preferred stock, of which no shares are issued and outstanding. All outstanding shares of the company’s capital stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.

3.3 Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and any other transaction documents relating to this Agreement (collectively the “Transaction Documents”), (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.4 Valid Issuance of Securities.  The Shares have been duly and validly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.  The Shares, upon issuance, are, or will be, free and clear of any security interests, liens, claims or other encumbrances, other than restrictions upon transfer under federal and state securities laws.

3.5 No Violation.  The execution, delivery and performance of this Agreement and other Transaction Documents has been duly authorized by the Company’s Board of Directors and will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company as in effect on the date hereof, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound.  No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement or any Transaction Document.

3.6 No Material Adverse Change.  Since December 31, 2006, except as identified and described in the SEC Reports (as defined below) or as described on Schedule 3.6, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a material adverse effect on the Company’s assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted) (a “Material Adverse Effect”), individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets, licenses, government permits, self regulatory agency permit or license, or properties of the Company or its subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a subsidiary, except in the ordinary course of business and which has not had a Material Adverse Effect;

(vi) any change or amendment to the Company’s Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties, labor disputes, non-compete or similar disputes,  or labor union organizing activities with respect to employees of the Company or any subsidiary;

(viii) any material transaction entered into by the Company or a subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, salesperson, or material change in the composition or duties of the senior management of the Company or any subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.7 SEC Reports and Financial Statements.

3.7.1 The Company has delivered or made available to each Purchaser accurate and complete copies (excluding copies of exhibits) of each report, registration statement, and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) since September 30, 2006 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the “SEC Reports”).  All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed.  As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.7.2 Except for the pro forma financial statements, the consolidated financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby.  All adjustments considered necessary for a fair presentation of the financial statements have been included.

3.8 Securities Law Compliance.  Without consideration of the actions of the Placement Agent (as defined in Section 8 herein), and assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 4 of this Agreement, the offer, issue, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect (the “Securities Act”), and registration of the Shares under the Securities Act is not required.  The Company shall make such filings as may be necessary to comply with the Federal securities laws and the “blue sky” laws of any state, which filings will be made in a timely manner.

3.9 No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Restated Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchasers through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency, self regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary or any of their respective assets or properties, or (b) any material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or a subsidiary is bound or to which any of their respective assets or properties is subject.

3.10 Tax Matters.  The Company and each subsidiary has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any subsidiary or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity.  For the purposes of this agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

3.11 Title to Properties. Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.12 Intellectual Property.

(a) All Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  No Intellectual Property of the Company which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  No patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company or any subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company  and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

(c) The Company own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its subsidiaries’ businesses.  The Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its subsidiaries.

(d) To the Company’s Knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its subsidiaries and the Company’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  Except under confidentiality obligations, there has been no material disclosure of any Confidential Information to any third party.

3.13 Environmental Matters.  To the Company’s Knowledge, neither the Company nor any subsidiary (if any) (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

3.14 Litigation.  Except as described in the SEC Reports, there are no pending material actions, suits or proceedings against or affecting the Company, its subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

3.15 No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person (excluding the Placement Agent) acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

3.16 No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.  For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

3.17 Questionable Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any subsidiary, has on behalf of the Company or any subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.18 Transactions with Affiliates.  Except as disclosed in the SEC Reports none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.19 Internal Controls.  Except as set forth in the SEC Reports, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and the subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-B) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

3.20 Disclosures.  Neither the Company, the Placement Agent, nor any Person acting on any of their behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The written materials delivered to the Purchasers in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

Each Purchaser hereby represents, warrants and covenants with the Company as follows:

4.1 Legal Power.  Each Purchaser has the requisite individual, corporate, partnership, limited liability company, trust, or fiduciary power, as appropriate, and is authorized, if such Purchaser is a corporation, partnership, limited liability company, or trust, to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement or any other Transaction Documents to which it is a party.

4.2 Due Execution.  This Agreement and the questionnaire and Purchase Signature Page hereto, have been duly authorized, if such Purchaser is a corporation, partnership, limited liability company, trust or fiduciary, executed and delivered by such Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of such Purchaser.

4.3 Access to Information.  Each Purchaser represents that such Purchaser has been given full and complete access to the Company for the purpose of obtaining such information as such Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Shares.  Each Purchaser represents that such Purchaser has received and reviewed copies of the SEC Reports.  Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as such Purchaser or such Purchaser’s qualified representative have found necessary to make an informed investment decision to purchase the Shares.

4.4 Restricted Securities.

4.4.1 Each Purchaser has been advised that none of the Securities have been registered under the Securities Act or any other applicable securities laws and that Shares are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, and that the Company’s reliance upon Section 4(2) and/or Rule 506 of Regulation D is predicated in part on such Purchaser representations as contained herein.  Each Purchaser acknowledges that the Securities will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Securities may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an applicable exemption from registration is available.

4.4.2 Each Purchaser represents that such Purchaser is acquiring the Shares for such Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.4.3 Each Purchaser understands and acknowledges that the certificates representing the Shares, when issued, will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) NATALMA INDUSTRIES INCORPORATED (“COMPANY”) RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION..”

4.4.4 Each Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions.  Each Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Securities.  Each Purchaser is an “accredited investor” as defined under Rule 501 under the Securities Act.

4.4.5 The representations made by each Purchaser on the Purchaser Signature Page are true and correct.

4.5 Purchaser Sophistication and Ability to Bear Risk of Loss.  Each Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of theShares and can bear the economic risk of investment in such securities without producing a material adverse change in such Purchaser’s financial condition.  Each Purchaser, either alone or with such Purchaser’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

4.7 Purchases by Groups.  Each Purchaser represents, warrants and covenants that it is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

5. AGREEMENT TO RELEASE FROM ESCROW.

5.1 Release of Funds from Escrow upon Execution and Closing. The Purchasers and the Company hereby acknowledge that all funds shall be in the Escrow Account prior to Closing.  In connection therewith, the Company and Purchasers each authorize and instruct the Escrow Agent to disburse funds from Escrow upon satisfaction of the closing conditions herein, substantially in accordance with the terms hereof, as more fully specified by written instruction of the Placement Agent and the Company. No consent of Purchasers shall be necessary whatsoever in connection with such release and disbursement at Closing, and the Purchasers and Company jointly and severally indemnify the Escrow Agent and Placement Agent for any and all acts taken in good faith to implement the foregoing.

6. COVENANTS OF THE COMPANY.

6.1 Use of Proceeds.  The Company intends to employ the proceeds from the purchase and sale of the Shares for general working capital purposes only and not for the repayment of any existing debt.  The proceeds from the purchase and sale of the Shares may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, litigation related expenses or settlements, Placement Agent fees, nor non-trade obligations outstanding on a Closing Date.  Pending the Company’s use of the proceeds from the purchase and sale of the Shares, the Company intends to invest the funds in government securities and insured, short–term, interest–bearing investments of varying maturities.

7. CONDITIONS

7.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares.  The obligation hereunder of the Company to close and issue and sell the Shares to the Purchasers at a Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

7.1.1 Accuracy of the Purchasers’ Representations and Warranties.  The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

7.1.2 Performance by the Purchasers.  Each Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to such Closing.

7.1.3 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.1.4 Delivery of Purchase Price.  The Purchase Price for the Shares shall be available in cleared funds in Escrow and authorized by the Company and Placement Agent, in their sole and absolute discretion, for distribution on such Closing in accordance with the terms hereof.

7.1.5 Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

7.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares.  The obligation hereunder of the Purchasers to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

7.2.1 Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

7.2.2 Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

7.2.3 No Suspension, Etc.  Trading in the Common Stock of the Company shall not have been suspended by the SEC or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to such Closing, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

7.2.4 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.2.5 No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

7.2.6 Shares.  At the Closing, the Company shall have delivered to the Purchasers the Shares or an appropriately endorsed instruction to transfer agent for issuance of all Shares along with all appropriate board resolutions or other necessary documentation in order to issue the Shares in such denominations as each Purchaser may request.

7.2.7 Secretary’s Certificate.  The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Company’s Restated Certificate of Incorporation, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

7.2.8 Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company’s representations, warranties, and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (7.2.2)-(7.2.5) and (7.2.9) of this Section 7.2 as of such Closing (provided that, with respect to the matters in paragraphs (7.2.4) and (7.2.5) of this Section 7.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

7.2.9 Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before such Closing Date.

8. PLACEMENT AGENT/LEGAL FEES.

8.1 Placement Agent’s Commission.   The Company acknowledges that it has retained WestPark Capital, Inc. to act as its placement agent (the “Placement Agent”). The Company agrees that it will pay the Placement Agent, at each Closing, the amount of 9% of the amount raised or $45,000 in cash and 41,398 shares of Common Stock which shall be granted registration rights under the Registration Rights Agreement, plus any travel expenses and due diligence costs, any other fees (including cash compensation, issuance of securities and reimbursement of expenses and the like) that it has agreed to pay pursuant the agreements between the Company and the Placement Agent.

8.2 Legal Fees.   The Purchaser shall pay all legal fees of the Placement Agent in connection with this Agreement, which fees are currently estimated at $4,000 plus blue sky and filing fees, in addition to $500 of fees to the Escrow Agent, and all actual out pocket costs and damages, if any, in connection with the escrow account.

9. MISCELLANEOUS.

9.1 Indemnification.  Each Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of any of the Shares by such Purchaser in violation of the Securities Act or applicable state securities law.

9.2 Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 18 hereof, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.  THE PARTIES HERETO WAIVE TRIAL BY JURY.

9.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

9.4 Entire Agreement.  This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no partyshall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

9.5 Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.6 Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers, or, to the extent such amendment affects only one Purchaser, by the Company and such Purchaser.  Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

9.7 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:	Tally Ho Ventures, Inc. 115 Route d’Arlon L-8311 Capellen, Luxembourg Attn: Nigel Gregg Telephone: (011) 352 2630 1540 Facsimile: (011) 352 2630 1545

With a copy to:	Cozen O'Connor 1900 Market Street Philadelphia, Pennsylvania 19103 Attn: F. Alec Orudjev Telephone: (215) 665-5542 Facsimile: (215) 701-2478

If to the Purchaser:	At the address set forth on the Purchaser’s Signature Page

With a copy to:	WestPark Capital, Inc. One Penn Plaza, Suite 2411 New York, New York 10119 Attention: Mark I Lev, Managing Director Telephone: (212) 714-0400 Facsimile: (212) 714-1835

9.8 Faxes and Counterparts.  This Agreement may be executed in one or more counterparts.  Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same.  Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

9.9 Consent of Purchasers.  As used in the Agreement, “consent of the Purchasers” or similar language means the consent of holders of not less than 50% of the total of the outstanding Shares owned by Purchasers on the date consent is requested.

9.10 Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.11 Further Assurances.  At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the Purchase Signature Page hereto.

PURCHASERS VISION OPPORTUNITY MASTER FUND LTD By Adam Benowite COMPANY TALLY HO VENTURES, INC. By: Nigel Gregg, Chief Executive Officer

PURCHASER QUESTIONNAIRE

The undersigned Vision Capital Advisors, LLC, as Manager of Vision Opportunity Master Fund Ltd., has read the Securities Purchase Agreement dated as of March 26, 2007 and acknowledges that execution of this signature Page shall constitute the valid and binding execution of such agreement by Vision Capital Advisors, LLC., as Manager on behalf of the Purchaser, Vision Opportunity Master Fund, Ltd.

Vision Opportunity Master Fund, Ltd. hereby subscribes for an aggregate of 459,982 Shares 500,000 Warrants for an aggregate Purchase Price of $500,000 and hereby deliver good funds with respect to this subscription for the Shares and Warrants.

Purchaser is a resident of State of New York and is incorporated in Caymans

Vision Opportunity Master Fund, Ltd.

Please print above the exact name(s) in which the Shares are to be held

 Our address is: 20 W 55th Street, 5th Floor
        New York 10019

I acknowledge that the offering of the Shares is subject to the Federal securities laws of the United States and state securities laws of those states in which the Shares are offered, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Shares may be purchased by persons who come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

By initialing one of the categories below, I represent and warrant that I come within the category so initialed and have truthfully set forth the factual basis or reason I come within that category.  All information in response to this paragraph will be kept strictly confidential.  I agree to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

NOTE:  You must either initial that at least ONE category.

Individual Purchaser:
(A Purchaser who is an individual may initial either Category I, II, or III)

Category I	________	I am a director or executive officer of the Company.

Category II	________	I am an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000.

Explanation. In calculation of net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category III	________
I am an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in 2005 and 2006, or joint income with my spouse in excess of $300,000 in 2005 and 2006, and I have a reasonable expectation of reaching the same income level in 2007.

Entity Purchasers:

(A Purchaser which is a corporation, limited liability company, partnership, trust, or other entity may initial either Category IV, V, VI, VII or VIII)

Category IV	✓
The Purchaser is an entity in which all of the equity owners are “Accredited Investors” as defined in Rule 501(a) of Regulation D.  If relying upon this category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)

Category V	________
The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a “Sophisticated Person” as described in Rule 506(b)(2)(ii) of Regulation D.

Category VI
The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

(describe entity)

Category VII		The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

Executed this 26th day of March 2007 at New York

CERTIFICATE OF SIGNATORY

To be completed if Shares are being subscribed for by an entity.

I, Adam Benowite, am the Portfolio Manager of Vision Opportunity Master Fund Ltd. (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Unit Purchase Agreement and to purchase and hold the Securities.  The Unit Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this 26th day of March 2007.

(Signature)

SCHEDULE A

LIST OF INVESTORS

Name	Dollar Amount Invested	No. of Shares

Vision Opportunity Master Fund Ltd 20 W 55th Street, 5th Floor New York 10019	$500,000	459,982